                              EMPLOYMENT AGREEMENT

           AGREEMENT,  dated  as  of  December  31,  1998,  between  Eastbrokers
International, Inc., a Delaware corporation ("Company") and Kevin D. McNeil ("Employee");

           WHEREAS, the Employee is currently serving as Executive Vice President, Chief Financial Officer, Secretary and Treasury, of the Company;

           WHEREAS, the parties desire to enter into this Agreement setting forth the terms and conditions for the employment relationship of the Employee with the Company;

           WHEREAS, the Board of Directors of the Company ("Board") has approved and authorized the entry into this Agreement with the Employee;

           NOW, THEREFORE, it is AGREED as follows;

           1. Employment. During the term of this Agreement the Employee shall be employed as Executive Vice President, Chief Financial Officer, Secretary and Treasury, of the Company. The Employee shall render executive policy and other management services to the Company of the type customarily performed by persons serving in similar executive officer capacities. The Employee shall devote such portion of his working time to the Company as is reasonably necessary to the business of the Company. During the term of this Agreement, there shall be no material increase or decrease in the duties and responsibilities of the Employee otherwise than as provided herein, unless the parties otherwise agree in writing.

           2.      Compensation.

                  (a) Salary. The Company agrees to pay the Employee during the term of this Agreement a salary at an annual rate equal to $120,000, with such subsequent increases in salary during the term of this Agreement as may be determined by the board. In determining salary increases, the Board may compensate the Employee for increases in the cost of living and may also provide for performance or merit increases. The salary of the Employee shall not be decreased at any time during the term of this Agreement from the amount then in effect unless the Employee otherwise agrees in writing. Participation in deferred compensation, discretionary bonus, retirement and other employee benefit plans and in fringe benefits shall not reduce the salary payable to the Employee under this Section 2(a). The salary under this Section 2(a) shall be payable to the Employee not less frequently than monthly. The Employee shall not be entitled to receive fees for serving as a director of the Company or of any subsidiary or affiliate of the Company or for serving as a member of any committee of any such board of directors.

                  (b) Performance Bonus. In addition to his salary under Section 2(a) above, the Company will pay to the Employee a quarterly Performance bonus of 1/4 of 1% of total revenue of the Company in excess of $6,000,000 per quarter. The performance bonus shall be payable 30 days following the filing of the Company's quarterly 10-Q and Annual Report 10-K. The Employee will not be entitled to such performance bonus during any quarter in which the Company's quarterly 10-Q or Annual Report 10-K is extended or filed late, as defined by the rules an regulations of the Securities and Exchange Commission.

                3. Long Term Stock Incentive. In consideration for Employee entering into this five year employment Agreement, the Company has deemed it advisable and in the best interests of the Company that it enter into an Agreement with Employee relating to the sale of shares of stock in the Company, whereby, the Company agrees to sell to Employee 50,000 shares of its Common Stock, par value $.05, of the Company at a price of $3.00 per share in exchange for Employee issuing to the Company a Promissory Note in the amount of $150,000 with principal and interest on the Note payable to the Corporation three years from the making of said Note.

                4. Insurance, Retirement, Benefit Plans; Fringe Benefits; Business Expenses.

                  (a) Life Insurance. The Company will pay the premiums on a life insurance policy on the life of the Employee providing a death benefit of not less than $1,000,000 ("Policy"). The Company will be the owner of such life insurance policy and upon the death of the Employee, the Company would be paid from the insurance proceeds an amount equal to the total premiums it paid under the Policy, with the remaining proceeds to be paid to the Employee's designated beneficiary.

                  (b) Other Benefits and Perquisites. The Employee shall be entitled to participate in any plan of the Company relating to stock options, restricted stock, employee stock purchase or ownership, pension, thrift, profit sharing, group life insurance, medical coverage, education or other retirement or employee benefit plans or arrangements that the Company has adopted or may adopt for the benefit of its employees or executive officers. The Employee shall also be entitled to participate in, or enjoy the benefit of any other fringe benefits or perquisites that are now or may be become applicable to the Company's executive employees. The Employee shall also be provided with the use of a suitable automobile at Company expense. The Employee shall account to the Company for the business use of such automobile.

                    (c) Business Expenses. During the term of the employee's employment by the Company, the Company shall promptly reimburse the Employee for all reasonable and customary expenses incurred by the Employee in performing services for the Company, including all expenses of travel and living expenses while away from home on business or at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.

           5. Term. The initial term of employment under this Agreement shall be for the three year period. This Agreement shall be automatically renewed for an additional three-year term, unless either Employee or the Company gives contrary written notice to the other party hereto not less than 180 days before the scheduled expiration of the term of this Agreement. Each term and all such renewed terms are collectively referred to herein as the term of this Agreement.

           6. Voluntary Absences: Vacations. The Employee shall be entitled, without loss of pay, to be absent voluntarily for reasonable periods of time from the performance of the duties and responsibilities under this Agreement. All such voluntary absences shall count as paid vacation time, unless the Board otherwise approves. The Employee shall be entitled to an annual paid vacation of at least six weeks per year or such longer period as the Board may approve. Such vacation time accrues and vests without limit. The timing of paid vacations shall be scheduled it' a reasonable manner by the Employee.

           7. Termination of Employment. The Employee's employment may be terminated without any breach of this Agreement only under the following circumstances:

                  (a) Death. The Employee's employment shall terminate upon his death.

                  (b) Disability. The Company may terminate the Employee's employment because of disability. For this purpose, "Disability" shall mean the inability of the Employee to perform his duties under this Agreement because of physical or mental illness or incapacity for a continuous period of six months during which the Employee shall have been absent from his duties under this Agreement on a substantially full-time basis.

                  (c) Cause. The Company may terminate the Employee's employment for Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate the Employee's employment only in the event of (l) the willful and continued failure by the Employee to substantially perform his duties hereunder (other than any such failure resulting from the Employee's inability to perform such duties as a result of physical or mental illness or incapacity or any such actual or anticipated failure after the delivery of a Notice of Termination, as defined in Section 7(e), by the Employee for Good Reason, as defined in Section 7(d)(2), after delivery to the Employee of a written demand for substantial performance that specifically identifies the manner in which the Company believes that the Employee has not substantially performed his duties and a reasonable opportunity to cure; (2) willful misconduct by the Employee that causes substantial and material injury to the business and operations of the Company, the continuation of which, in the reasonable judgment of the Board, will continue to substantially and materially injure the business and operations of the Company in the future; or (3) conviction of the Employee of a felony. No act or failure to act shall be considered "willful" for this purpose unless done, or omitted to be done, by the Employee other than in good faith and other than with a reasonable belief that his action or omission was in the best interests of the Company. The Employee shall not be deemed to have been terminated for Cause unless the Employee shall have been provided with (i) a reasonable notice setting forth the reasons that the Company believes constitute Cause for the termination of his employment; (ii) a Notice of Termination as defined in Section 7(e), from the Board finding that, in the reasonable good faith opinion of the Board1 Cause for the termination exists and specifying the particulars thereof in reasonable detail. In the event that the Employee's employment has been terminated by the Company for Cause and the Employee disputes in good faith whether such Cause has occurred, the Company shall continue to make to the employee the payments contemplated by this Agreement as if his employment had not been terminated upon the Company's receipt of a written undertaking by the Employee to repay to the Company any amounts to which it is ultimately determined that he was not entitled under this Agreement.

                  (d)       Termination by the Employee.

                           (1) The Employee may terminate his employment (A) for
Good Reason by giving ten days prior written notice to the Company or (B) at any time by giving 120 days prior written notice to the Company.

                           (2) For this  purposes,  "Good Reason" shall mean (A)
the assignment to the Employee of any duties inconsistent with the Employee's titles and duties as set forth in Section 1 of this Agreement or any substantial adverse alteration in the nature or status of the Employee's responsibilities;
(B) any change in the Employee's reporting responsibility such that the Employee is required to report other than exclusively to the Board; (C) any purported termination of the Employee's employment by the Company that is not effected pursuant to a Notice of Termination satisfying the requirements of Section 7(e) hereof; (D) any other failure by the Company to comply with any material provision of this Agreement which failure continues for more than ten days after written notice of such noncompliance from the Employee; or (E) any notices given by the Company to the Employee under Section 5 hereof that this Agreement will not be renewed on any anniversary date.

                  (e) Notice of Termination. Any termination of the Employee's employment by the Company or by the Employee (other than termination pursuant to Section 7(a) hereof) shall he communicated to the other party by a written Notice of Termination. Any Notice of Termination given by a party shall specify the particular termination provision of this Agreement relied upon by such party and shall set forth in reasonable detail the facts and circumstances relied upon as providing a basis for the termination under the provisions specified.

                  (f) Termination Date. The Termination Date shall mean (1) if the Employee's employment is terminated by his death, the date of his death; (2) if the Employee's employment is terminated pursuant to Section 7(b) hereof, the date specified in the Notice of Termination, which shall be after the expiration of the six-month period specified in that subsection; or (3) if (the Employee's employment is terminated by the Company for Cause, the date specified in the Notice of Termination.

         8.       Compensation Upon Termination of Employment.

                  (a) Termination because of Death for Cause or Without Good Reason. If the Employee's employment is terminated because of his death, by the Company for Cause or by the Employee other than for Good Reason, the Company shall pay the Employee his salary and a pro rata portion of the bonus specified in Section (2b) (based upon the bonus paid in respect of the preceding year) through the Termination Date and the Company shall have no further obligation to the Employee hereunder.

                  (b) Termination Because of Disability. If the Employee's employment is terminated by the Company because of Disability under Section 7(b) hereof the Company shall pay the Employee an annual disability benefit equal to the excess of (l) 60 percent of his salary at the rate in effect under Section 2(a) hereof on the Termination Date plus 60 percent of the bonus amount specified in Section 2(b) hereof (based upon the bonus paid in respect of the preceding year) over (2) the amount of the long term disability benefit that is payable to the Employee under any policy of disability insurance provided for the Employee by the Company at its expense. The disability benefit shall be paid for such period as is determined by the Board for the Company's senior executives but shall not be less than the remainder of the scheduled term of employment.

                  (c) Termination without Cause or with Good Reason. If (i) in breach of this Agreement, the Company shall terminate the Employee's employment other than (A) for Cause or (B) because of Disability or (ii) the Employee shall terminate his employment for Good Reason; then:

                           (1) The Company shall pay the Employee his salary and
a pro rata portion of the bonus specified in Section 2(b) hereof (based upon the bonus paid in respect of the preceding year) through the Termination Date and all other unpaid and pro rata amounts to which the Employee is entitled as of the Termination Date under any compensation plan or program of the Company, including, without limitation, any incentive performance bonus and all accrued vacation time;

                           (2) The Company  shall pay as  liquidated  damages to
the Employee, and in lieu of any further salary payments hereunder for periods after the Termination Date, the Employee's then current salary (payable in installments in accordance with the Company's normal payroll practices) for the remainder of the scheduled term of employment and the product of (A) the sum of
(i) the Employee's annual bonus specified in Section 2(b) hereof (based upon the bonus paid in respect of the preceding year) and (ii) the maximum annual bonus amount that could have been paid to the Employee under the Company's performance incentive bonus plan for the year in which the Termination Date occurs, and (B) the number of years (and any fraction of a year) remaining in the term of this Agreement under Section 5 hereof as of the Termination Date, which amount shall be payable in equal monthly installments during the remainder of the scheduled term of employment;

                           (3) In addition to the  liquidated  amounts  that are
payable to the Employee, the following shall apply: (A) the Employee shall continue to participate in, and accrue benefits under, all retirement, pension, profit sharing, employee stock ownership, thrift and other deferred compensation plans of the Company for the remaining term of this Agreement as if the termination of employment of the Employee had not occurred (with the Employee being deemed to receive annually for the purposes of such plans the Employee's then current salary and bonus (at the time of his termination) under Section

2(a) and (b) of this Agreement), except to the extent that such continued participation and accrual is expressly prohibited by law or to the extent such plan constitutes a "qualified plan" under Section 401 of the Internal Revenue Code of 1986, as amended ("Code"), by the terms of the plan, in which case the Company shall provide the Employee a substantially equivalent, unfunded, non-qualified benefit; (B) the Employee shall be entitled to continue to receive all other employee benefits and then existing fringe benefits referred to in
Section 4(a) and (b) hereof for the remaining term of this Agreement as if the termination of employment had not occurred; and (C) all insurance or other provisions for indemnification, defense or hold-harmless of officers or directors of the Company that are in effect on the date the Notice of Termination is sent to the Employee shall continue for the benefit of the Employee with respect to all of his acts and omissions while an officer or director as fully and completely as if such termination had not occurred, final expiration or running of all periods of limitation against action which may be applicable to such acts or omissions; and

                           (4) The liquidated amount and other benefits provided
for in this Section 8(c) shall not be reduced by any compensation or benefits that the Employee may receive for other employment with another employer or through self employment after termination of employment with the Company.

                  (d) Cost of Enforcement. In the event the employment of the Employee is terminated by the Company because of Disability or without Cause, or by the Employee for Good Reason, and the Company fails to make timely payment of the amounts owed to the Employee under this Agreement, the Employee shall be entitled to reimbursement for all reasonable costs, including attorney's fees, incurred by the Employee in taking action to collect such amounts or otherwise to enforce this Agreement, plus interest on such amounts at the rate of one percent above the prime rate (defined as the base rate on corporate loans at large U.S. money center commercial banks as published by The Wall Street
Journal), compounded monthly, for the period from the date of employment termination until payment is made to the Employee. Such reimbursement and interest shall be in addition to all rights to which the Employee is otherwise entitled under this Agreement.

                  (e) Parachute Payment Limitation. If any payment or benefit to the Employee under this Agreement would be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Code and if, after reduction for any applicable federal excise tax imposed by Section 4999 of the Code ("Excise Tax") and federal income tax imposed by the Code the Employee's net proceeds of the amounts payable and the benefits provided under this Agreement would be less than the amount of the Employee's net proceeds resulting from the payment of the Reduced Amount described below, after reduction for federal income taxes, then the amount pay able and the benefits provided under this Agreement shall be limited to the Reduced Amount. The "Reduced Amount" shall be the largest amount that could be received by the Employee under this Agreement such that no amount paid to the Employee under this Agreement and any other agreement, contract or understanding heretofore or hereafter entered into between the Employee and the Company ("Other Agreements") and any formal or informal plan or other arrangement heretofore or hereafter adopted by the Company for the direct or indirect provision of compensation to the Employee (including groups or classes of participants or beneficiaries of which the Employee is a member) whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Employee ("Benefit Plan") would be subject to the Excise Tax. In the event that the amount payable to the Employee shall be limited to the Reduced Amount, then the Employee shall have the right, in the Employee's sole discretion, to designate those payments or benefits under this Agreement, any other Agreements, and/or any Benefit Plans, that should be reduced or eliminated so as to avoid having the payment to the Employee under this Agreement be subject to the Excise Tax.

           9. Confidentiality. In consideration of the willingness of the Company to employ the Employee and the compensation to bc paid and benefits to be received therefore, any for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Employee agrees as follows:

                    (a) The Company Owns All of the Employee's Work. All improvements, discoveries, inventions, designs, documents, licenses and patents, or other data devised, conceived, made, developed, obtained, filed, perfected, acquired, or first reduced to practice, in whole or in part, or in the regular course of employment by the Employee during the term of this Agreement, and related in any way to the business, including development and research, of the Company or any subsidiary or affiliate engaged in business substantially similar to that of the Company shall be promptly disclosed to the Company. The Employee hereby assigns and transfers to the Company all his right, interest and title thereto, and such improvements, discoveries, inventions, designs, documents, licenses and patents, or other data shall become the property of the Company. During the term of this Agreement and at any time thereafter, upon request of the Company, the Employee will join and render assistance in any proceedings and execute any papers necessary to file and prosecute applications for, and to acquire, maintain and enforce, letters patent, trademarks, registrations and/or copyrights, both domestic and foreign, with respect to such improvements, discoveries, inventions, designs, documents, licenses and patents, or other data as required for vesting and maintaining title to same in the Company.

                    (b) Non-Disclosure of Confidential Information. The Employee agrees and acknowledges that the term "Confidential and Proprietary Information" shall mean any and all information not in the public domain, in any form, emanating from or relating to the Company and its subsidiaries and affiliates, including, but not limited to, trade secrets, technical information, costs, designs, drawings, processes systems, methods of operation and procedures, formulae, test data, know-how, improvements, price lists, financial data, code books, invoices and other financial statements, computer programs, discs and printouts, sketches, and plans (engineering, architectural or otherwise), customer lists, telephone numbers, names, addresses, information about equipment and processes (including specifications and operating manuals), or any other compilation of information written or unwritten that is used in the business of the Company or any subsidiary or affiliate that gives the Company or any subsidiary or affiliate any opportunity to obtain an advantage over competitors of tile Company who do not know or use such information. The Employee agrees and acknowledges that all Confidential and Proprietary Information, in any form, and all copies and extracts thereof, is and are and shall remain the sole and exclusive property of the Company and, upon termination of his employment with the Company, the Employee hereby agrees to return to the Company the originals and all copies of any Confidential and Proprietary information provided to or acquired by the Employee during the period of his employment. Except as ordered by a court of competent jurisdiction, the Employee expressly agrees never to disclose to any person (except to other Company employees, and then only On a "need to know" basis) or entity any Confidential and Proprietary Information either during the term of this Agreement or at any lime after termination of his employment, except with the express written authorization and consent of the Company.

                  (c) Customers' Information. The Employee understands and acknowledges that each customer of the Company or its subsidiaries or affiliates will disclose information that will be within the Company's control in connection with the Company's furnishing of services to its customer. The Employee covenants and agrees to hold such information in the strictest confidence and shall treat such information in the same manner and be obligated by tile provisions of this Agreement as if such information were Confidential and Proprietary Information, as defined in Section 9(b) hereof.

           10. Covenant Not to Compete. During the term of employment, the employee shall not directly or indirectly own, manage, operate, control or be employed by or participate in the ownership, management, operation or control of any business which is of the type and character engaged in and competitive with that of the Employer. The Employee shall not, during the term of this Agreement, have any other paid employment other than with a subsidiary or affiliate of the Company, except with the prior approval of the board; provided, however, that the Employee shall be permitted to serve as a director on the boards of other corporations.

           11. Amendments or Additions; Action by Board. No amendments or additions to this Agreement shall be binding unless in writing and signed by all parties hereto. The prior approval by a majority affirmative vote of the full Board shall be required in order for the Company to authorize any amendments or additions to this Agreement, to give any consents or waivers of provisions of this Agreement, or to take any other action under this Agreement including any Notice of Termination.

           12.     Miscellaneous.

                  (a) Notices. Any notice required or permitted hereunder shall be given in writing and shall be personally delivered or mailed by first class registered or certified mail, postage prepaid, return-receipt-requested, or transmitted by facsimile or reputable overnight courier, addressed to the Company or the Employee at the addresses set forth on the signature page of this Agreement, or at such other addresses as such party may designate by five business days advance written notice to the other party.

                    Each notice or communication that shall have been transmitted in the manner described above shall be deemed sufficiently served, sent or received for all purposes at such time as it is sent to the addressee or at such time as delivery is refused by the addressee upon presentation.

                  (b) Severability. Nothing in this Agreement shall be construed so as to require the commission of any act contrary to law and wherever there is any conflict between any provision of this Agreement and any law, statute, ordinance, order or regulation, the latter shall prevail, but in such event any necessary action will be taken to bring it within applicable legal requirements. If any provision of this Agreement should be held invalid or unenforceable, the remaining provisions shall be unaffected by such a holding.

                  (c) Complete Agreement. This Agreement contains the entire Agreement and understanding between the parties relating to the subject matter hereof, and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, relating to the subject matter hereof.

                  (d) Successors and Assigns. This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of any successor or successors of the Company by way of reorganization, merger or consolidation and any assignee of all or substantially all of its business and assets, but except as to any such successor or assignee of the Company, neither this Agreement nor any rights or benefits. hereunder may be assigned by the Company or the Employee.

However, in the event of the death of the Employee, all rights to receive payments hereunder shall become rights of the Employee's estate.

                  (e)  Section   Headings.The  section  headings  used  in  this
Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

                  (f) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the day and year first above written,



Eastbrokers International Inc.                                Employee
15245 Shady Grove Road
Suite 340
Rockville, MD 20850

       /s/  Martin A. Sumichrast                             /s/ Kevin D. McNeil
By:  _________________________                              ____________________
         Authorized Officer                                   Kevin D. McNeil